UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.                )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CUMULUS MEDIA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CUMULUS MEDIA INC.

3280 Peachtree Road, N.W.

Suite 2200

Atlanta, Georgia 30305

ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, APRIL 30, 2020

The following Notice of Change of Location relates to the proxy statement (“proxy statement”) of Cumulus Media Inc. (the “Company”), dated March 27, 2020, and any supplements thereto, furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, April 30, 2020. This Notice of Change of Location is being filed with the Securities and Exchange Commission and is first being made available to stockholders on or about April 20, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2020

April 20, 2020

To the Stockholders of Cumulus Media Inc.:

NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Cumulus Media Inc. (the “Annual Meeting”) has been changed and will be conducted exclusively online by remote communication due to public health concerns regarding COVID-19 and government-recommended and required limits on gatherings and events. A virtual event will assist in protecting the health and safety of our stockholders, employees and the community. As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020, at 11:00 a.m., Eastern Time. Stockholders will not be able to attend the Annual Meeting in person.

To access the virtual Annual Meeting please go to: www.meetingcenter.io/204686040. To be deemed present and to have the ability to vote during the Annual Meeting, you will be required to enter your control number and the meeting password, CMLS2020. Your control number can be found, as applicable, on the proxy card you previously received. Only registered stockholders as of the close of business on March 18, 2020 (the record date), or beneficial owners who follow the instructions below, will be able to attend and vote at the Annual Meeting. Guests will not be able to attend the virtual Annual Meeting.

Beneficial owners as of the record date must register in advance to attend and vote at the virtual Annual Meeting. To register you must obtain a legally valid proxy from your broker, bank or other nominee and present it to our transfer agent, Computershare. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to Computershare at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on April 29, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare.

As part of the Annual Meeting, we will hold a live Q&A session during which we intend to answer questions submitted that are pertinent to the Company and Annual Meeting matters, as time permits. Stockholders attending the Annual Meeting may submit their questions during the Annual Meeting by following the instructions available on the Annual Meeting website. Questions that are substantially similar may be grouped and answered once to avoid repetition. In addition, we will make available, during ordinary business hours at our offices at 3280 Peachtree Road, N.W., Suite 2200, Atlanta, Georgia 30305, a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the stockholder list during this time, please send your request, and proof of ownership, by email to IR@cumulus.com.

Online access to the live audio webcast will open at 10:45 a.m., Eastern Time, on April 30, 2020, to allow time for you to log in. Technical assistance will be available during the Annual Meeting by clicking on “Help” once logged into the Annual Meeting website.

The proxy card previously distributed will not be updated to reflect the virtual only meeting format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you need not do anything further. Whether or not you plan to attend the Annual Meeting, we encourage stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.edocumentview.com/CMLS.

Mary G. Berner

President and Chief Executive Officer